UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 4, 2008 (February 27, 2008)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 11, 2008, New England Realty Associates Limited Partnership (the “Partnership”) and The Hamilton Company (“Hamilton”), a full service real estate management company that performs management services for the Partnership, entered into a commitment letter (the “Commitment Letter”) with Wachovia Multifamily Capital, Inc. (“Wachovia”) for an aggregate of $90,975,000 in mortgage financing (each, a “Loan” and collectively, the “Loans”) for three properties owned by Hamilton and ten properties owned by the Partnership (the “Partnership Properties”).  Each Loan provides for a 0.5% financing fee for Wachovia, will bear interest at 5.60% per annum, will mature 15 years from the date of closing of the Loan and will be interest only for the entire 15 year term of the Loan.  None of the Loans are cross collateralized.

On February 27, 2008, the Partnership, Hamilton and Wachovia entered into an amendment to the Commitment Letter (the “Amendment”) to provide for an additional $7,735,000 in mortgage financing for five of the Partnership Properties on the same terms and conditions of the Loans under the Commitment Letter.

In connection with the execution of Amendment, the Partnership paid an additional, non-refundable deposit of $100,000 to Wachovia.

A copy of the Amendment entered into by and between the Partnership, Hamilton and Wachovia is filed herewith as Exhibit 10.1.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)  Creation of a Direct Financial Obligation

On February 27, 2008, the Partnership and Hamilton completed the mortgage financing with Wachovia with respect to $91,506,000.  Approximately $58,539,000 of the proceeds from these completed Loans has been allocated to, and will be secured individually by 10 Partnership Properties, and the loan-to-value ratio for each such Partnership Property shall not exceed 55%. Simultaneous with the funding of the Loans, the Partnership paid off approximately $37,834,000 in existing mortgage indebtedness of these Partnership Properties. The Partnership has retained the balance of the proceeds to pay related closing costs and to fund the Partnership’s general working capital needs. The Partnership expects that annual debt service for the completed Loans will be approximately $3,250,000, an annual increase of $124,261.  Further in the year, the Partnership expects to close on another Wachovia related Loan for $7 million that will be secured by one of the Partnership Properties, Westside Colonial, and simultaneously retire approximately $4.5 million in existing mortgage indebtedness.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Amendment dated February 27, 2008 to Commitment letter from Wachovia Multifamily Capital, Inc. to The Hamilton Company dated January 11, 2008.

10.2

Commitment letter from Wachovia Multifamily Capital, Inc. to The Hamilton Company dated January 11, 2008 (filed as exhibit 10.1 to the Partnership’s current report on Form 8-K as filed with the Securities and Exchange Commission on February 6, 2008 and incorporated herein by reference).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES

LIMITED PARTNERSHIP

By:	NewReal, Inc., its General Partner

	By	/s/ Ronald Brown

Ronald Brown, its President
Date March 4, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendment dated February 27, 2008 to Commitment letter from Wachovia Multifamily Capital, Inc. to The Hamilton Company dated January 11, 2008.

10.2

Commitment letter from Wachovia Multifamily Capital, Inc. to The Hamilton Company dated January 11, 2008 (filed as exhibit 10.1 to the Partnership’s current report on Form 8-K as filed with the Securities and Exchange Commission on February 6, 2008 and incorporated herein by reference).

* Filed herewith.